Exhibit 99.1
GulfMark Offshore, Inc: 20 Years of Making Waves Pareto Securities' 16th Annual Oil & Offshore Conference September 2009

Cautionary Statement Regarding Forward-Looking Statements This presentation includes forward-looking statements and projections, made in reliance on the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The Company has made every reasonable effort to ensure that the information and assumptions on which these statements and projections are based are current, reasonable, and complete. However, a variety of factors could cause actual results to differ materially from the projections, anticipated results or other expectations expressed in this presentation. While the Company makes these statements and projections in good faith, neither the company nor its management can guarantee that the anticipated future results will be achieved. Reference should be made to the Company's Securities and Exchange Commission filings for additional important factors that may affect actual results. NYSE: GLF www.GulfMark.com Forward-Looking Statements

(Millions) * Note: Adjusted for Special Items, See Supporting Information at the end of the Presentation. Continuing Year-Over-Year Growth (Millions) * Note: Adjusted for Special Items, See Supporting Information at the end of the Presentation.

4 Geographic Diversification Revenue Breakout by Region - Trailing Twelve Months as of June 30, 2009 North Sea Southeast Asia Americas Rest of Americas Gulf of Mexico

North Sea Regional Total of 25 Owned Vessels 20 PSVs, 3 AHTS Vessels and 2 SpVs Expanding "Managed" Fleet (15) Largest Operator of PSV in the North Sea Operations Include Activities in India, Mediterranean & Africa Spearheading HSE & Training Initiatives High Level of Long Term Contract Cover

Americas Regional Total of 36 Owned Vessels Mexico - 2 AHTS Vessels Brazil - 3 Large PSVs and 3 SpVs Gulf of Mexico / Trinidad - 10 Deep Water PSVs, 10 Deep Shelf PSVs, and 8 Fast Supply / Crew Boats Second Largest Owner of Dynamic Positioning (DP2) Vessels in the U.S. Gulf of Mexico Average Fleet Age of 4.7 years

Southeast Asia High and Low AHTS Day Rates 9,000 to 11,999 BHP Source: DnBNOR, Southeast Asia TTM Regional Total of 12 Owned Vessels 9 AHTS Vessels, 3 PSVs Average Fleet Age of 5.2 years Excess of 75% EBITDA Margins for 2007, 2008 and for the trailing twelve months ended June 30, 2009 Asia Pacific Region has the Most Resilient Year-over-Year and Sequential Monthly Rig Count Statistics Strong Regional Day Rate Trends

Strong Customer Base Note: Percentages Based on Vessel Count as of August 24, 2009.

The GulfMark Fleet

Note: 2010 Amounts Reflect the Scheduled Delivery of 4 Remaining Vessels in the New Build Program. August 31, 2009 August 31, 2009 August 31, 2009 August 31, 2009 December 31, 2010 December 31, 2010 December 31, 2010 December 31, 2010 North Sea SE Asia Americas Total North Sea SE Asia Americas Total Owned Fleet 24 12 36 72 28 12 36 76 Average Age Yrs: Simple Average 11.6 5.2 4.7 7.1 11.2 6.6 6.1 8.1 Continual Fleet Modernization Sold Older Vessels 14 Non-Strategic Vessels, All Built Before 1984 All sold at a profit Build or Bought 38 Vessel Constructed Since 2005

PSVs Expected Delivery AHTS' Expected Delivery STX 09 CD 1 STX 09 CD 2 Q4 09 Q2 10 Remontowa 1 Remontowa 2 Q2 10 Q3 10 4 Additional Vessels On The Way

December 2010 Vessels built prior to January 1990. Vessels built or acquired between January 1990 and January 2000. Vessels built or acquired after January 2000. Young & Versatile Fleet Major Construction & Acquisition Programs Underway Since 2000

Financial Information

Trailing Twelve Months First Call June 30, 2004 2005 2006 2007 (1) 2008 2009 (2) 2009E(3) 2010E(3) Excluding Gains on Asset Sales : EBITDA $42.0 $88.6 $125.5 $152.7 $216.2 $240.0 $217.4 $197.8 Net Income $0.4 $38.4 $79.5 $114.4 $149.0 $153.7 $129.2 $108.6 EPS $0.02 $1.86 $3.79 $4.95 $6.13 $6.08 $5.01 $4.18 Including Gains on Asset Sales: EBITDA $44.3 $88.6 $135.7 $164.9 $251.1 $262.3 ($ Millions, except per share amounts) Notes: EBITDA shown adjusted for other income/expense items. 2004 Net Income shown before effect of change in accounting principle. Excludes impact of foreign tax law changes which resulted in a $27.6 million tax adjustment in Q407. EBITDA/Net Income excludes impairment charge in 1st QTR 2009 of $46.2M First Call estimates for 2009 and 2010 are as of 08/11/2009 Selected Financial Data

Disciplined Cost Management (Trailing Twelve Months) Direct Cost as a Percent of Revenue

Last Half 2009E Existing Vessels - Cash Operating Margin ($mm) (1) $86.0 - Contract Cover (2) 61.0% - Non-contracted Available Days (3) 4,874 New Build Vessel Est. Days (4) 70 Vessel Cash Operating Margin (1) Excludes Depreciation, Amortization, SG&A and dry dock costs. (2) Represents percentage of available days that existing vessels are under charter contract or option. (3) Excludes estimated dry dock days in 2009 of 240. (4) Represents available days subsequent to expected delivery date of new build vessels. Last Half 2009E New Build Vessel Est. Days (4) 70 Cash Operating Margin ($mm) (1) $86.0 Contract Cover (2) 61.0% Non-contracted Available Days (3) 4,874 Existing Vessels

(dollars in millions) 2006 2007 2008 2009F 2010F Cash Flows from Operations $ 104.9 $ 128.6 $ 205.2 $ 191.4 $ 168.9 Maintenance Capital Expenditures 6.5 9.3 7.8 7.6 7.6 Expansion Capital Expenditures 41.0 175.7 92.3 68.6 47.0 Acquistion Expenditures - - 121.6 - - Free Cash Flow $ 57.4 $ (56.4) $ (16.5) $ 115.2 $ 114.3 Projected Net Debt Balance 76.7 119.4 382.0 266.8 152.5 Net Debt / Book Capitalization 12% 15% 31% 20% 11% Notes: Excludes Capitalized Interest Associated With Vessel Construction. 2009F and 2010F Cash Flow from Operations are Derived from First Call estimates of Cash Flow Per Share. Free Cash Flow

Industry Leaders in HSE Performance & People Development Strong Demand for Modern Offshore Marine Equipment Global Presence and Operations Expertise Financial Stability & Flexibility to Pursue Opportunities Growth though Acquisition and New Construction Young, Versatile, High-Specification Fleet Investment Highlights

Reconciliation of Adjusted EBITDA

	2000	2001	2002	2003	2004	2005	2006	2007	2008	June 30, 2009
Net (loss) income	$1.9	$7.9	$37.9	$0.5	($4.6)	$38.4	$89.7	$99.0	$183.8	$153.9
Interest expense, net	9.5	10.7	11.6	12.8	17.0	18.4	14.4	4.8	12.8	21.3
Income tax (benefit)	0.3	3.1	(12.2)	0.2	(6.5)	3.4	3.0	30.2	11.7	8.9
DD&A	12.4	12.6	15.3	28.0	26.1	28.9	28.5	30.6	44.3	51.6
EBITDA	$ 24.1	$ 34.3	$ 52.6	$ 41.5	$ 32.0	$ 89.1	$ 135.6	$ 164.6	$ 252.6	$ 235.6
Adjustments:										
Asset Impairment	-	-	-	-	-	-	-	-	-	46.2
Debt refinancing costs	-	-	-	-	6.5	-	-	-	-	-
Accounting Change	-	-	-	-	7.3	-	-	-	-	-
Adjusted EBITDA	$24.1	$34.3	$52.6	$41.5	$45.8	$89.1	$135.6	$164.6	$252.6	$281.8

EBITDA is defined as net income (loss) before interest expense, net, income tax provision, and depreciation and amortization. Adjusted EBITDA is calculated by adjusting EBITDA for certain items that we believe are non-cash or unusual, consisting of: (i) loss from unconsolidated ventures; (ii) minority interest; and (iii) other (income) expense, net. EBITDA and Adjusted EBITDA are not measurements of financial performance under GAAP and should not be considered as an alternative to cash flow data, a measure of liquidity or an alternative to income from operations or net income as indicators of our operating performance or any other measures of performance derived in accordance with GAAP. EBITDA and Adjusted EBITDA are presented because we believe they are used by security analysts, investors and other interested parties in the evaluation of companies in our industry. However, since EBITDA and Adjusted EBITDA are not measurements determined in accordance with GAAP and are thus susceptible to varying calculations, EBITDA and Adjusted EBITDA as presented may not be comparable to other similarly titled measures of other companies.

NOTE: June 30, 2009 amounts are the total of the trailing twelve months as of that date.

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